UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Lane, Suite 900 Dallas, TX	75225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Supplemental Indenture and Notes

On July 1, 2021, the Company issued $750 million aggregate principal amount of 2.500% senior notes due 2031 (the “Notes”) under an Indenture dated as of May 8, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto, dated as of July 1, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

Interest on the Notes is payable on January 1 and July 1 of each year, beginning on January 1, 2022, at a rate of 2.500% per year, and the Notes mature on July 1, 2031. None of our existing or future subsidiaries guarantee the Notes.

Ranking

The Notes are senior unsecured obligations of the Company and rank equally in right of payment to all existing and any future unsubordinated indebtedness of the Company. The Notes are effectively subordinated to all future secured indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such indebtedness or other obligations.

Optional Redemption

At any time prior to April 1, 2031, the Company may redeem the Notes, in whole or in part, from time to time, at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of the Notes redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the Notes to be redeemed from the redemption date to April 1, 2031, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points.

At any time on or after April 1, 2031, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the applicable redemption date.

Change of Control

If the Company experiences certain events that constitute a change of control triggering event, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Covenants

The Second Supplemental Indenture contains certain covenants that, among other things, impose restrictions on the business of the Company and its majority-owned subsidiaries. The restrictions that these covenants place on the Company and its majority-owned subsidiaries include limitations on their ability to:

•	create liens;

•	enter into sale/leaseback transactions; and

•	merge or consolidate with or convey, transfer of lease all or substantially all of the properties and assets of the Company.

Events of Default

The Second Supplemental Indenture also provides for certain events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The terms of the Notes, the Base Indenture and the Second Supplemental Indenture are further described in the Prospectus Supplement dated June 17, 2021 relating to the Notes, filed with the Commission on June 21, 2021 (the “Prospectus Supplement”), under the caption “Description of the notes,” and the accompanying Prospectus dated November 6, 2018, under the captions “Description of debt securities” and “Description of guarantees of certain debt securities.” The descriptions do not purport to be complete and are qualified by reference to the Base Indenture, the Second Supplemental Indenture and the form of Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated herein by reference.

Credit Agreement

On July 1, 2021, the Company entered into an unsecured revolving credit facility agreement with the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder (the “Credit Agreement”). Also on July 1, 2021, and in connection with the issuance of the Notes and the entry into the Credit Agreement, the Company will pay in full and terminate each of its (a) Third Amended and Restated Credit Agreement, dated as of October 30, 2014 (as amended, restated, amended and restated, modified or supplemented) and (b) Credit Agreement, dated as of December 20, 2019 (as amended, restated, amended and restated, modified or supplemented) (collectively, the ”Refinancing”).

The Credit Agreement, which matures on July 1, 2026, provides the Company with revolving commitments in an aggregate principal amount of up to $750 million, with a letter of credit sub-facility of $40 million and with a swingline loan sub-facility of $25 million. The Credit Agreement also provides the Company with an uncommitted incremental facility in an aggregate principal amount of up to $375 million. The proceeds of the Loans (under and as defined in the Credit Agreement) will be used only to finance the working capital needs, and for general corporate purposes, of the Borrower and its Subsidiaries including, without limitation, to finance working capital needs, to refinance indebtedness (including the Refinancing) and to finance acquisitions and similar investments.

Interest

The Company may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to either a base rate or LIBOR rate, in each case, plus an Applicable Rate based on the Company’s senior unsecured long-term debt rating. The Credit Agreement also contains customary LIBOR replacement language.

Covenants

The Credit Agreement contains certain covenants that, among other things, impose restrictions on the business of the Company and certain Subsidiaries, in each case, with certain exceptions, thresholds or caps that are permitted. The restrictions that these covenants place on the Company include, but are not limited to, limitations on their ability to:

•	effectuate a Change of Control (as defined in the Credit Agreement);

•	consolidate or merge with or into any other Person;

•	sell, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Consolidated Subsidiaries;

•	create liens; and

•	permit Consolidated Subsidiaries (as defined in the Credit Agreement) to incur Debt (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The description relating to the Refinancing in Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Company.

The description relating to the Indenture and the Notes and the Credit Agreement in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01.	Other Events

In addition, in connection with the Offering, the Company is filing the opinion of Sidley Austin LLP as part of this Current Report that is to be incorporated by reference into the Registration Statement. The foregoing opinion is filed herewith as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of May 8, 2009, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on May 11, 2009).

4.2	Second Supplemental Indenture, dated as of July 1, 2021, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 2.500% Senior Note due 2031(included in Exhibit 4.2).

5.1	Opinion of Sidley Austin LLP.

10.1	Credit Agreement, dated as of July 1, 2021, among the Company, the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ D. Craig Kesler
D. Craig Kesler
Executive Vice President – Finance and
Administration and Chief Financial Officer

Date: July 1, 2021